UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2011

STANCORP FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

State of Oregon	1-14925	93-1253576
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 SW Sixth Avenue, Portland, Oregon	97204
(Address of principal executive offices)	(Zip Code)

(971) 321-7000

(Registrant’s telephone number, including area code)

No Change

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.

Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”) requires registrants to hold a non-binding shareholder advisory vote regarding the frequency of voting on executive compensation (“say-on-pay”). The voting frequency can be every year, every two years or every three years.

At the Annual Meeting of the Shareholders of StanCorp Financial Group, Inc. (“StanCorp”) held on May 16, 2011, approximately 77% of the shares voting on the matter voted in favor of an annual frequency for say-on-pay votes. On August 9, 2011, StanCorp’s Board of Directors approved an annual frequency for future say-on-pay votes. As a result, a say-on-pay vote will be held each year through 2017, when the next shareholder vote on the frequency of say-on-pay votes is required under the Exchange Act.

The results of the stockholder votes at the Annual Meeting were disclosed by StanCorp on a Current Report on Form 8-K filed on May 16, 2011 (the “Original Report”). This Current Report on Form 8-K/A amends the Original Report solely for the purpose of disclosing StanCorp’s decision on the frequency of future say-on-pay votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANCORP FINANCIAL GROUP, INC.

Dated: August 9, 2011	/s/ Robert M. Erickson
Robert M. Erickson
Vice President and Controller